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                                                                   EXHIBIT 23.4


                           FAIRNESS OPINION CONSENT


        We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of MICROS-TO-MAINFRAMES, INC. included as Appendix C to the Proxy Statement/Prospectus that is a part of this Registration Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        BLUESTONE CAPITAL PARTNERS, L.P.


                                        By: /s/ Douglas Song
                                            ------------------------------
                                        Name: Douglas Song
                                              ----------------------------
                                        Title: Managing Director
                                               ----------------------------

New York, New York
November 24, 1997